UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2013

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2013, Mitel Networks Corporation (the “Registrant” or “Company”) completed a refinancing of its long-term senior debt by entering into first and second lien credit agreements (each a “Credit Agreement” and together, the “Credit Agreements”).

The Company entered into the first lien Credit Agreement with Mitel U.S. Holdings, Inc., as the borrowers, Bank of America, N.A. as the administrative agent and collateral agent, RBC Capital Markets, as the syndication agent, Bank of America, N.A., RBC Capital Markets and MCS Capital Markets LLC as joint lead arrangers and joint bookrunners and the lenders set forth therein. The Company also entered into the second lien Credit Agreement with Mitel U.S. Holdings, Inc, as the borrowers, Wilmington Trust, National Association as the administrative agent and Collateral Agent, KKR Asset Management as joint lead arrangers and joint bookrunners and the lenders set forth therein.

The Credit Agreements consist of an undrawn US$40.0 million first lien revolving credit facility, a US$200.0 million first lien term loan and an US$80.0 million second lien term loan (each, a “Credit Facility” and together, the “New Credit Facilities”). Proceeds of US$276.4 million from the New Credit Facilities (net of original issue discount of US$3.6 million), along with approximately US$35.0 million of cash, were used to repay the remaining US$174.0 million outstanding first lien term loan and US$130.0 million outstanding second lien term loan, as well as fees and expenses related to the refinancing transaction.

The undrawn US$40.0 million first lien revolving Credit Facility bears interest at LIBOR, or a base rate at the option of the Company, plus an applicable margin which is currently 5.75% and matures in February 2018. The Company may also borrow Canadian dollars under the first lien revolving Credit Facility. Such borrowings bear interest at the Canadian prime rate plus an applicable margin. The US$200.0 million first lien term loan bears interest at LIBOR (subject to a 1.25% floor), or a base rate at the option of the Company, plus an applicable margin which is currently 5.75% and matures in February 2019. The first lien term loan requires quarterly principal repayments of 0.25% of the original outstanding principal. The US$80.0 million second lien term loan bears interest at LIBOR (subject to a 1.25% floor), or a base rate at the option of the Company, plus an applicable margin which is currently 9.75% and matures in February 2020, with no mandatory principal repayments prior to maturity.

The Company is also required to make annual principal repayments on the first lien term loan (and, once the first lien term loan has been fully repaid, on the second lien term loan) based on a percentage of excess cash flow (as defined in the Credit Agreements). The annual repayments are required to be paid within 100 days of the end of the Company’s fiscal year, beginning after the end of fiscal 2014.

The Company may prepay the first lien term loan at a premium of 1% over the principal amount within the first year using proceeds from a refinancing. Otherwise, the first lien term loan can be repaid without premium or penalty. If the first lien term loan and revolving Credit Facility are repaid, the Company may prepay the second lien term loan at a premium of 3% over the principal amount within the first year only if a material transaction has occurred. Otherwise, the Company may prepay the second lien term loan at a premium of 2% over the principal amount in the second year, 1% over the principal amount in the third year and without premium or penalty thereafter.

The New Credit Facilities have customary default clauses, wherein repayment of one or more of the New Credit Facilities may be accelerated in the event of an uncured default. The proceeds from the issuance of equity or debt, and proceeds from the sale of Company assets, may also be required to be used, in whole or in part, to make mandatory prepayments under the first lien Credit Agreement and, once all amounts outstanding under the first lien Credit Agreement are repaid, under the second lien Credit Agreement.

The New Credit Facilities contain affirmative and negative covenants, including: (a) periodic financial reporting requirements, (b) a maximum ratio of Consolidated Total Debt (as defined in the Credit Agreements) to the trailing twelve months of EBITDA (“Leverage Ratio”), as specified in the Credit Agreements, (c) limitations on the incurrence of subsidiary indebtedness and also the borrowers themselves, (d) limitations on liens, (e) limitations on investments, (f) limitations on the payment of dividends and (g) limitations on capital expenditures. The maximum Leverage Ratio under the first lien Credit Agreement applies to the Company for the period ending April 30, 2013 and for all fiscal quarters thereafter as follows:

Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
April 30, 2013 through January 31, 2014	4.00:1.00
April 30, 2014 through January 31, 2015	3.50:1.00
April 30, 2015 through January 31, 2016	3.00:1.00
April 30, 2016 and thereafter	2.75:1.00

The lenders and the agents (and their respective subsidiaries or affiliates) under the New Credit Facilities have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company, its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Borrowers, its subsidiaries or affiliates, for such services.

The foregoing description of the Credit Agreements governing the New Credit Facilities are not complete and are qualified in their entirety by reference to the full text of the Credit Agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference. On February 27, 2013 the Company issued the press release attached hereto as Exhibit 99.1 announcing the entering into the Credit Agreements governing the New Credit Facilities and completion of the refinancing, which press release is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

On February 27, 2013, contemporaneously with the execution and delivery of the Credit Agreements governing the New Credit Facilities, the first lien and second lien credit agreements, each dated as of August 16, 2007, as amended thereto, were terminated and all outstanding amounts thereunder were repaid with the net proceeds from the New Credit Facilities. The Company incurred no early termination penalties in connection with the early repayment and termination of the agreement. For a full description of the first lien and second lien credit agreements that were terminated, see Exhibit 2.23 and 2.24 of the Company’s Form 20-F filed with the SEC on October 24, 2007.

Item 2.02.	Results of Operations and Financial Condition.

On February 28, 2013, the Company issued the press release attached hereto as Exhibit 99.2 announcing its financial results for the third quarter of fiscal 2013 ended January 31, 2013, which press release is incorporated by reference herein and furnished pursuant to Item 2.02 of Form 8-K.

The information in this Current Report on Form 8-K contained in Item 2.02 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT LIST

10.1	First Lien Credit Agreement, dated as of February 27, 2013, among Mitel Networks Corporation and Mitel U.S. Holdings, Inc., as the Borrowers, various financial institutions and other persons from time to time parties thereto, as the Lenders, Bank of America, N.A. as the Administrative Agent and Collateral Agent, RBC Capital Markets, as the Syndication Agent and Bank of America, N.A., RBC Capital Markets and MCS Capital Markets LLC as Joint Lead Arrangers and Joint Bookrunners.

10.2	Second Lien Credit Agreement, dated as of February 27, 2013, among Mitel U.S. Holdings, Inc., as the Borrower, Mitel Networks Corporation as the Parent, various financial institutions and other persons from time to time parties thereto, as the Lenders, Wilmington Trust, National Association as the Administrative Agent and Collateral Agent, and KKR Asset Management as Joint Lead Arrangers and Joint Bookrunners.

99.1	Press Release, dated February 27, 2013

99.2	Press Release, dated February 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2013

MITEL NETWORKS CORPORATION

By:	/S/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary